Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 10, 2008 on the financial statements of International Development and Environmental Holdings as of February 29, 2008 and for the period from February 28, 2008 (inception) to February 29, 2008 included herein on the registration statement of International Development and Environmental Holdings on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 7, 2008